                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549

                                      --------

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                 F5 Networks, Inc.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


         Washington                                        94-1714307
---------------------------------------------    -----------------------------
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)

200 First Avenue West, Suite 500, Seattle, WA               98119
---------------------------------------------    -----------------------------
(Address of principal executive offices)                  (Zip Code)
Securities Act Registration Statement and Number to which the form relates:
333-75817

 If this Form relates to the             If this Form relates to the
 registration of a class of securities   registration of a class of securities
 pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
 Exchange Act and is effective pursuant  Exchange Act and is effective pursuant
 to General Instruction A.(c), please    to General Instruction A.(d), please
 check the following box.  / /           check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-75817


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class to          Name of Each Exchange on Which
        be so Registered             Each Class is to be Registered
     ----------------------        ---------------------------------
            None                                 N/A
   --------------------------      ---------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                             Common Stock, no par value
-------------------------------------------------------------------------------
                                  (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 57 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended, No. 333-75817 (the "Registration Statement") first filed with the Securities and Exchange Commission (the "Commission") on April 7, 1999 and is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     Exhibit
     Number         Description
     --------------------------
     3.1       Amended and Restated Articles of Incorporation of the Registrant,
               as amended. (1)

     3.2 Form of Second Amended and Restated Articles of Incorporation of the Registrant. (1)

     3.3       Bylaws of the Registrant, as currently in effect. (1)

     3.4       Form of Amended and Restated Bylaws of the Registrant. (1)

     4.1       Specimen Certificate for Registrant's Common Stock. (1)

     10.17     Form of Common Stock Purchase Warrant. (1)

     10.18     Common Stock Warrant, dated March 15, 1997 between Registrant and
               Brittania Holdings Limited. (1)

     10.19 Common Stock Warrant, dated August 5, 1997, between Registrant and Brittania Holdings Limited. (1)

     10.20 Common Stock Warrant, dated February 25, 1999, between Registrant and PSINet, Inc., as amended. (1)

     10.21     Investor Rights Agreement, dated August 21, 1998, between
               Registrant and certain holders of the Registrant's Series A
               Preferred Stock, Series B Preferred Stock, Series C Preferred
               Stock and Series D Preferred Stock. (1)

     -------------------------------
     (1) Filed as the like-numbered exhibit to the Registration Statement and incorporated herein by reference.

                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              F5 Networks, Inc.
                              --------------------------------------------
                              (Registrant)




Date:  May 11, 1999           By: /s/   Robert J. Chamberlain
                                 -----------------------------------------
                                   Robert J. Chamberlain
                                   Vice President of Finance, Chief
                                   Financial Officer and Treasurer